Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Virginia Beach, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Wheeler Real Estate Investment Trust, Inc. on Form S-11 (Nos. 333-189887, 333-194831, 333-195492, 333-198245, 333-198696) and Form S-3 (No. 333-194252, 333-193563), of our report dated March 21, 2014, relating to the consolidated and combined financial statements and financial statement schedules for the two years ended December 31, 2013, which appears in the Company’s annual report on Form 10-K/A.

Virginia Beach, Virginia
January 8, 2015